Houlihan Lokey Reports First Quarter Fiscal 2019 Financial Results

– First Quarter Fiscal 2019 Revenues of $220 million –
– First Quarter Fiscal 2019 Diluted EPS of $0.45 –
– Adjusted First Quarter Fiscal 2019 Diluted EPS of $0.55 –
– Announces Dividend of $0.27 per Share for Second Quarter Fiscal 2019 –
– Announces $100 million Share Buyback Program –

LOS ANGELES and NEW YORK - July 26, 2018 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, or the “Company”) today reported financial results for its first quarter ended June 30, 2018. For the first quarter, revenues increased to $220 million, compared with $217 million for the first quarter ended June 30, 2017.
Net income decreased 24% to $30 million, or $0.45 per diluted share, for the first quarter ended June 30, 2018, compared with $39 million, or $0.59 per diluted share, for the first quarter ended June 30, 2017. Adjusted net income for the first quarter ended June 30, 2018 grew 10% to $36 million, or $0.55 per diluted share, compared with $33 million, or $0.50 per diluted share, for the first quarter ended June 30, 2017.
"We achieved solid first quarter revenues and earnings as we kick off our fiscal 2019 with strong momentum in our business. We are excited about two recent strategic announcements that we believe will contribute to the long term growth of the firm: the acquisition of BearTooth Advisors, which establishes a new Private Funds Group practice; and the formation of HL Finance, LLC to arrange leveraged loans for our financial sponsor-backed, privately held and public company clients. Our management team remains committed to increasing shareholder value by building a highly diversified business model that can be opportunistic in any business environment.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended June 30,
	2018	2017
Revenues	$220,002	$217,491
Operating expenses:
Employee compensation and benefits	139,181	145,509
Non-compensation expenses	40,693	25,109
Operating income	40,128	46,873
Other (income) expense, net	(1,606)	(1,506)
Income before provision for income taxes	41,734	48,379
Provision for income taxes	12,052	9,135
Net income attributable to Houlihan Lokey, Inc.	$29,682	$39,244

Diluted net income per share of common stock	$0.45	$0.59

Revenues

For the first quarter ended June 30, 2018, revenues increased to $220 million, compared with $217 million for the first quarter ended June 30, 2017. For the quarter, Corporate Finance ("CF") revenues increased 7%, Financial Restructuring ("FR") revenues decreased 14%, and Financial Advisory Services ("FAS") revenues increased 6% when compared with the first quarter ended June 30, 2017. Revenues for the quarter ended June 30, 2018 included $11.1 million in reimbursable expenses as a result of the adoption of ASC 606 effective April 1, 2018 that now clarifies that reimbursements of out-of-pocket expenses should be included in revenues, whereas prior to adoption we had been reporting non-compensation expenses net of such reimbursements.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP and an adjusted basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended June 30,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$139,181	$145,509	$133,105	$139,196
% of Revenues	63.3%	66.9%	60.5%	64.0%
Non-compensation expenses	$40,693	$25,109	$36,946	$25,109
% of Revenues	18.5%	11.5%	16.8%	11.5%
Provision for Income Taxes	$12,052	$9,135	$14,681	$20,429
% of Pre-Tax Income	28.9%	18.9%	28.9%	38.3%

*Note: The adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $139 million for the first quarter ended June 30, 2018, compared with $146 million for the first quarter ended June 30, 2017. The decrease in employee compensation and benefits expenses was primarily a result of lower fee revenues and a lower adjusted compensation ratio for the quarter when compared with the same quarter last year.

Adjusted employee compensation and benefits expenses were $133 million for the first quarter ended June 30, 2018, compared with $139 million for the first quarter ended June 30, 2017. The decrease in adjusted employee compensation and benefits expenses was primarily a result of lower fee revenues and a lower adjusted compensation ratio for the quarter when compared with the same quarter last year. This resulted in an adjusted compensation ratio of 60.5% for the first quarter ended June 30, 2018, versus 64.0% for the first quarter ended June 30, 2017.

Non-compensation expenses were $41 million for the first quarter ended June 30, 2018 and $25 million for the first quarter ended June 30, 2017. The increase in non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues, and (ii) costs associated with our recent acquisitions and secondary offering which did not exist in the same period last fiscal year.

Adjusted non-compensation expenses were $37 million for the first quarter ended June 30, 2018 and $25 million for the first quarter ended June 30, 2017. The increase in adjusted non-compensation expenses was primarily due to the increase in expenses associated with the recognition of reimbursements of out-of-pocket expenses as revenues.

The provision for income taxes was $12 million, representing an effective tax rate of 28.9% for the first quarter ended June 30, 2018, compared with $9 million, representing an effective tax rate of 18.9% for the first quarter ended June 30, 2017.

The adjusted provision for income taxes was $15 million, representing an adjusted effective tax rate of 28.9% for the first quarter ended June 30, 2018, compared with $20 million, representing an adjusted effective tax rate of 38.3% for the first quarter ended June 30, 2017. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the the Tax Cuts and Jobs Acts (the "Tax Act") that was enacted into law in December 2017.

Segment Reporting for the First Quarter

For the first quarter ended June 30, 2018, Corporate Finance revenues grew 7% to $133 million, compared with $124 million during the first quarter ended June 30, 2017. The growth in revenues was primarily a result of (i) an increase in the number of transactions that closed during the quarter, and (ii) the recognition of reimbursements of out-of-pocket expenses as revenues. CF closed 69 transactions in the first quarter ended June 30, 2018, versus 52 transactions in the first quarter ended June 30, 2017. The increase in revenues was partially offset by a decrease in the average transaction fee for the quarter versus the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2018	2017
Corporate Finance
Revenues	$132,871	$123,999
# of MDs	105	92
# of Closed Transactions	69	52
For the first quarter ended June 30, 2018, Financial Restructuring revenues decreased 14% to $50 million, compared with $59 million during the first quarter ended June 30, 2017. FR closed 13 transactions in the first quarter ended June 30, 2018, versus 18 transactions in the first quarter ended June 30, 2017 and FR's average transaction fee for the quarter was lower when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2018	2017
Financial Restructuring
Revenues	$50,476	$59,029
# of MDs	45	41
# of Closed Transactions	13	18
For the first quarter ended June 30, 2018, Financial Advisory Services revenues increased 6% to $37 million, compared with $34 million in the first quarter ended June 30, 2017. The growth in revenues was primarily a result of the recognition of reimbursements of out-of-pocket expenses as revenues.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2018	2017
Financial Advisory Services
Revenues	$36,655	$34,463
# of MDs	37	39
# of Fee Events[1]	504	550

1.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.27 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2018 to stockholders of record as of the close of business on September 3, 2018. In July 2018, the board of directors authorized the repurchase of up to $100 million of the Company's common stock.

As of June 30, 2018, the Company had $160 million of cash and cash equivalents and investment securities, and loans payable aggregating $12 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, July 26, 2018, to discuss its first quarter fiscal 2019 results. The number to call is 1-800-239-9838 (domestic) or 1-323-794-2551 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 26, 2018 through August 2, 2018, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 7508811#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	June 30, 2018	March 31, 2018
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$144,244	$206,723
Restricted cash	366	93,500
Investment securities	15,657	209,319
Accounts receivable, net of allowance for doubtful accounts	84,800	77,259
Unbilled work in process	32,890	45,862
Receivable from affiliates	8,762	8,732
Property and equipment – net of accumulated depreciation	31,871	32,146
Goodwill and other intangibles, net	802,071	723,310
Other assets	26,616	21,990
Total assets	1,147,277	1,418,841
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	189,688	377,901
Accounts payable and accrued expenses	41,247	40,772
Deferred income	31,153	3,620
Income taxes payable	17,239	9,967
Deferred income taxes	16,112	22,180
Forward purchase liability	—	93,500
Loans payable to former shareholders	2,896	3,036
Loan payable to non-affiliate	8,862	8,825
Other liabilities	20,725	6,227
Total liabilities	327,922	566,028
Redeemable noncontrolling interest	—	—

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 33,509,497 and 30,604,405 shares as of June 30 and March 31, 2018, respectively	34	31
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 32,678,476 and 37,187,932 shares as of June 30 and March 31, 2018, respectively	33	37
Treasury stock, at cost; 0 and 2,000,000 shares as of June 30 and March 31, 2018, respectively	—	(93,500)
Additional paid-in capital	644,125	753,077
Retained earnings	201,702	207,124
Accumulated other comprehensive loss	(26,539)	(13,956)
Total stockholders' equity	819,355	852,813
Total liabilities and stockholders' equity	1,147,277	1,418,841

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,
	2018	2017
Revenues	$220,002	$217,491

Operating expenses:
Employee compensation and benefits	139,181	145,509
Travel, meals, and entertainment	9,587	5,678
Rent	8,188	7,190
Depreciation and amortization	3,468	1,974
Information technology and communications	5,589	4,276
Professional fees	6,277	2,387
Other operating expenses, net	7,584	3,604
Total operating expenses	179,874	170,618

Operating income	40,128	46,873

Other (income) expense, net	(1,606)	(1,506)
Income before provision for income taxes	41,734	48,379

Provision for income taxes	12,052	9,135
Net income attributable to Houlihan Lokey, Inc.	$29,682	$39,244

Weighted average shares of common stock outstanding:
Basic	62,985,084	62,343,589
Fully Diluted	66,154,212	66,370,249
Net income per share of common stock:
Basic	$0.47	$0.63
Fully Diluted	$0.45	$0.59

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Revenues	$220,002	$217,491

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$139,181	$145,509
Less/Plus: Adjustments[1]	(6,076)	(6,313)
Employee Compensation and Benefits (Adjusted)	133,105	139,196

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$40,693	$25,109
Less/Plus: Adjustments[2]	(3,747)	—
Non-Compensation Expenses (Adjusted)	36,946	25,109

Operating Income
Operating Income (GAAP)	$40,128	$46,873
Less/Plus: Adjustments[3]	9,823	6,313
Operating Income (Adjusted)	49,951	53,186

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($1,606)	($1,506)
Less/Plus: Adjustments[4]	719	1,386
Other (Income) Expenses, net (Adjusted)	(887)	(120)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$12,052	$9,135
Less/Plus: Adjustments[5]	2,629	11,294
Provision for Income Taxes (Adjusted)	14,681	20,429

Net Income
Net Income (GAAP)	$29,682	$39,244
Less/Plus: Adjustments[6]	6,476	(6,367)
Net Income (Adjusted)	36,158	32,877

Diluted adjusted net income per share of common stock	$0.55	$0.50
____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.

2.
Includes costs associated with Houlihan Lokey's secondary offering of stock (($498) in Q1 FY19), completed acquisitions (($1,929) in Q1 FY19), and acquisition-related amortization (($1,321) in Q1 FY19).

3.	Includes adjustments from (1) and (2) above.

4.	Includes the reduction of an earnout liability ($719 in Q1 FY19 and $1,386 in Q1 FY18).

5.
Includes adjustments relating to the following: (i) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards ($9,406 in Q1 FY18) and (ii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 ($2,629 for Q1 FY19 and $1,888 in Q1 FY18).

6.	Consists of the adjustments described above net of the tax impact of described adjustments.